EXHIBIT 32.1

SECTION 906

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

 OF GOLDENWELL BIOTECH, INC.

In connection with the accompanying Annual Report on Form 10-K of Goldenwell Biotech, Inc. for the year ended December 31, 2023, the undersigned, Shuang Liu, Chief Executive Officer of Goldenwell Biotech, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended December 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Annual Report on Form 10-K for the year ended December 31, 2023 fairly presents, in all material respects, the financial condition and results of operations of Goldenwell Biotech, Inc.

Date: April 11, 2024	By:	/s/ Shuang Liu
Name: Shuang Liu
Title: Chief Executive Officer (principal executive officer)